                                                                    Exhibit 10.9



                         BUSINESS LOAN AGREEMENT

Principal   Loan Date   Maturity   Loan No. Call Collateral Account
$75,000.00  05-04-1999  04-30-2000  6001    512    4200     8662401
Officer     Initials
64950       /s/ SC

References in the shaded area are for Lender's use only and do not limit the applicability of this document to any particular loan or item.

Borrower: SPORTSNUTS.COM, INC.    Lender: ZIONS FIRST NATIONAL BANK
10421 SOUTH 400 WEST, SUITE 650           FIRST SOUTH OFFICE
SOUTH JORDAN, UT 84095                    2166 SOUTH 3200 WEST
                                          WEST VALLEY CITY, UT 84119

THIS BUSINESS LOAN AGREEMENT between SPORTSNUTS.COM, INC. ("Borrower") and ZIONS FIRST NATIONAL BANK ("Lender") is made and executed on the following terms and conditions. Borrower has received prior commercial loans from Lender or has applied to Lender for a commercial loan or loans and other financial accommodations, including those which may be described on any exhibit or schedule attached to this Agreement. All such loans and financial accommodations, together with all future loans and financial accommodations from Lender to Borrower, are referred to in this Agreement Individually as the "Loan" and collectively as the "Loans." Borrower understands and agrees that: (a) In granting, renewing, or extending any Loan, Lender Is relying upon Borrower's representations, warranties, ana agreements, as set forth in this Agreement; (b) the granting, renewing, or extending of any Loan by Lender at all times shall be subject to Lender's sole judgment and discretion; and (c) all such Loans shall be and shall remain subject to the following terms and conditions of this Agreement.

TERM. This Agreement shall be effective as of May 4, 1999, and shall continue thereafter until all Indebtedness of Borrower to Lender has been performed in full and the parties terminate this Agreement in writing.

DEFINITIONS. The following words shall have the following meanings when used in this Agreement. Terms not otherwise defined in this Agreement shall have the meanings attributed to such terms in the Uniform Commercial Code. All references to dollar amounts shall mean amounts in lawful money of the United States of America.

Agreement. The word "Agreement" means this Business Loan Agreement, as this Business Loan Agreement may be amended or modified from time to time, together with all exhibits and schedules attached to this Business Loan Agreement from time to time.

Borrower. The word "Borrower" means SPORTSNUTS.COM, INC. The word
"Borrower" also includes, as applicable, all subsidiaries and affiliates of Borrower as provided below in the paragraph titled "Subsidiaries and Affiliates."

CERCLA. The word "CERCLA" means the Comprehensive Environmental
Response, Compensation, and Liability Act of 1980, as amended.

Collateral. The word "Collateral" means and includes without limitation all property and assets granted as collateral security for a Loan, whether real or personal property, whether granted directly or indirectly, whether granted now or in the future, and whether granted in the form of a security interest, mortgage, deed of trust, assignment, pledge, chattel mortgage, chattel trust, factor's lien, equipment trust, conditional sale, trust receipt, lien, charge, lien or title retention contract, lease or consignment intended as a security device, or any other security or lien interest whatsoever, whether created by law, contract, or otherwise.

ERISA. The word "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

Event of Default. The words "Event of Default" mean and include without limitation any of the Events of Default set forth below in the section titled "EVENTS OF DEFAULT."

Grantor. The word "Grantor" means and includes without limitation each and all of the persons or entities granting a Security Interest in any Collateral for the Indebtedness, including without limitation all Borrowers granting such a Security Interest.

Guarantor. The word "Guarantor" means and includes without limitation each and all of the guarantors, sureties, and accommodation parties in connection with any Indebtedness.

Indebtedness. The word "Indebtedness" means and includes without limitation all Loans, together with all other obligations, debts and liabilities of Borrower to Lender, or any one or more of them, as well as all claims by Lender against Borrower, or any one or more of them; whether now or hereafter existing, voluntary or involuntary, due or not due, absolute or contingent, liquidated or unliquidated; whether Borrower may be liable individually or jointly with others; whether Borrower may be obligated as a guarantor, surety, or otherwise; whether recovery upon such Indebtedness may be or hereafter may become barred by any statute of limitations; and whether such Indebtedness may be or hereafter may become otherwise unenforceable.

Lender. The word "Lender" means ZIONS FIRST NATIONAL BANK, its successors and assigns.

Loan. The word "Loan" or "Loans" means and includes without limitation any and all commercial loans and financial accommodations from Lender to Borrower, whether now or hereafter existing, and however evidenced, including without limitation those loans and financial accommodations described herein or described on any exhibit or schedule attached to this Agreement from time to time.

Note. The word "Note" means and includes without limitation Borrower's promissory note or notes, if any, evidencing Borrower's Loan obligations in favor of Lender, as well as any substitute, replacement or refinancing note or notes therefor.

Permitted Liens. The words "Permitted Liens" mean: (a) liens and security interests securing Indebtedness owed by Borrower to Lender; (b) liens for taxes, assessments, or similar charges either not yet due or being contested in good faith; (c) liens of materialmen, mechanics, warehousemen, or carriers, or other like liens arising in the ordinary course of business and securing obligations which are not yet delinquent; (d) purchase money liens or purchase money security interests upon or in any property acquired or held by Borrower in the ordinary course of business to secure indebtedness outstanding on the date of this Agreement or permitted to be incurred under the paragraph of this Agreement titled "Indebtedness and Liens";
(e) liens and security interests which, as of the date of this Agreement, have been disclosed to and approved by the Lender in writing; and (f) those liens and security interests which in the aggregate constitute an immaterial and insignificant monetary amount with respect to the net value of Borrower's assets.

Related Documents. The words "Related Documents" mean and include without limitation all promissory notes, credit agreements, loan agreements, environmental agreements, guaranties, security agreements, mortgages, deeds of trust, and all other instruments, agreements and documents, whether now or hereafter existing, executed in connection with the Indebtedness.

Security Agreement. The words "Security Agreement" mean and include without limitation any agreements, promises, covenants, arrangements, understandings or other agreements, whether created by law, contract, or otherwise, evidencing, governing, representing, or creating a Security Interest.

Security Interest. The words "Security Interest" mean and include without limitation any type of collateral security, whether in the form of a lien, charge, mortgage, deed of trust, assignment, pledge, chattel mortgage, chattel trust, factor's lien, equipment trust, conditional sale, trust receipt, lien or title retention contract, lease or consignment intended as a security device, or any other security or lien interest whatsoever, whether created by law, contract, or otherwise.

05-04-1999                    BUSINESS LOAN AGREEMENT                     Page 2
                                   (Continued)

SARA. The word "SARA" means the Superfund Amendments and Reauthorization Act of 1986 as now or hereafter amended.

CONDITIONS PRECEDENT TO EACH ADVANCE. Lender's obligation to make the initial Loan Advance and each subsequent Loan Advance under this Agreement shall be subject to the fulfillment to Lender's satisfaction of all of the conditions set forth in this Agreement and in the Related Documents.

Loan Documents. Borrower shall provide to Lender in form satisfactory to Lender the following documents for the Loan: (a) the Note, (b) Security Agreements granting to Lender security interests in the Collateral, (c) Financing Statements perfecting Lender's Security Interests; (d)evidence of insurance as required below; and (e) any other documents required under this Agreement or by Lender or its counsel.

Borrower's Authorization. Borrower shall have provided in form and substance satisfactory to Lender properly certified resolutions, duly authorizing the execution and delivery of this Agreement, the Note and the Related Documents, and such other authorizations and other documents and instruments as Lender or its counsel, in their sole discretion, may require.

Payment of Fees and Expenses. Borrower shall have paid to Lender all fees, charges, and other expenses which are then due and payable as specified in this Agreement or any Related Document.

Representations and Warranties. The representations and warranties set forth in this Agreement, in the Related Documents, and in any document or certificate delivered to Lender under this Agreement are true and correct.

No Event of Default. There shall not exist at the time of any advance a condition which would constitute an Event of Default under this Agreement.

REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants to Lender, as of the date of this Agreement, as of the date of each disbursement of Loan proceeds, as of the date of any renewal, extension or modification of any Loan, and at all times any Indebtedness exists:

Organization. Borrower is a corporation which is duly organized, validly existing, and in good standing under the laws of the State of Utah and is validly existing and in good standing in all states in which Borrower is doing business. Borrower has the full power and authority to own its properties and to transact the businesses in which it is presently engaged or presently proposes to engage. Borrower also is duly qualified as a foreign corporation and is in good standing in all states in which the failure to so qualify would have a material adverse effect on its businesses or financial condition.

Authorization. The execution, delivery, and performance of this Agreement and all Related Documents by Borrower, to the extent to be executed, delivered or performed by Borrower, have been duly authorized by all necessary action by Borrower; do not require the consent or approval of any other person, regulatory authority or governmental body; and do not conflict with, result in a violation of, or constitute a default under (a) any provision of its articles of incorporation or organization, or bylaws, or any agreement or other instrument binding upon Borrower or (b) any law, governmental regulation, court decree, or order applicable to Borrower.

Financial Information. Each financial statement of Borrower supplied to Lender truly and completely disclosed Borrower's financial condition as of the date of the statement, and there has been no material adverse change in Borrower's financial condition subsequent to the date of the most recent financial statement supplied to Lender. Borrower has no material contingent obligations except as disclosed in such financial statements.

Legal Effect. This Agreement constitutes, and any instrument or agreement required hereunder to be given by Borrower when delivered will constitute, legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with their respective terms.

Properties. Except as contemplated by this Agreement or as previously disclosed in Borrower's financial statements or in writing to Lender and as accepted by Lender, and except for property tax liens for taxes not presently due and payable, Borrower owns and has good title to all of Borrower's properties free and clear of all Security Interests, and has not executed any security documents or financing statements relating to such properties. All of Borrower's properties are titled in Borrower's legal name, and Borrower has not used, or filed a financing statement under, any other name for at least the last five (6) years.

Hazardous Substances. The terms "hazardous waste," "hazardous substance," "disposal," "release," and "threatened release," as used in this Agreement, shall have the same meanings as set forth in the "CERCLA," "SARA," the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801, et seq., the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 , et seq., or other applicable state or Federal laws, rules, or regulations adopted pursuant to any of the foregoing. Except as disclosed to and acknowledged by Lender in writing, Borrower represents and warrants that: (a) During the period of Borrower's ownership of the properties, there has been no use, generation, manufacture, storage, treatment, disposal, release or threatened release of any hazardous waste or substance by any person on, under, about or from any of the properties.
(b) Borrower has no knowledge of, or reason to believe that there has been (i) any use, generation, manufacture, storage, treatment, disposal, release, or threatened release of any hazardous waste or substance on, under, about or from the properties by any prior owners or occupants of any of the properties, or
(ii) any actual or threatened litigation or claims of any kind by any person relating to such matters. (c) Neither Borrower nor any tenant, contractor, agent or other authorized user of any of the properties shall use, generate, manufacture, store, treat, dispose of, or release any hazardous waste or substance on, under, about or from any of the properties; and any such activity shall be conducted in compliance with all applicable federal, state, and local laws, regulations, and ordinances, including without limitation those laws, regulations and ordinances described above. Borrower authorizes Lender and its agents to enter upon the properties to make such inspections and tests as Lender may deem appropriate to determine compliance of the properties with this section of the Agreement. Any inspections or tests made by Lender shall be at Borrower's expense and for Lender's purposes only and shall not be construed to create any responsibility or liability on the part of Lender to Borrower or to any other person. The representations and warranties contained herein are based on Borrower's due diligence in investigating the properties for hazardous waste and hazardous substances. Borrower hereby (a) releases and waives any future claims against Lender for indemnity or contribution in the event Borrower becomes liable for cleanup or other costs under any such laws, and (b) agrees to indemnity and hold harmless Lender against any and all claims, losses, liabilities, damages, penalties, and expenses which Lender may directly or indirectly sustain or suffer resulting from a breach of this section of the Agreement or as a consequence of any use, generation, manufacture, storage, disposal, release or threatened release of a hazardous waste or substance on the properties. The provisions of this section of the Agreement, including the obligation to indemnify, shall survive the payment of the Indebtedness and the termination or expiration of this Agreement and shall not be affected by Lender's acquisition of any interest in any of the properties, whether by foreclosure or otherwise.

Litigation and Claims. No litigation, claim, investigation, administrative proceeding or similar action (including those for unpaid taxes) against Borrower is pending or threatened, and no other event has occurred which may materially adversely affect Borrower's financial condition or properties, other than litigation, claims, or other events, if any, that have been disclosed to and acknowledged by Lender in writing.

Taxes. To the best of Borrower's knowledge, all tax returns and reports of Borrower that are or were required to be filed, have been filed, and all taxes, assessments and other governmental charges have been paid in full, except those presently being or to be contested by Borrower in good faith in the ordinary course of business and for which adequate reserves have been provided.

Lien Priority. Unless otherwise previously disclosed to Lender in writing, Borrower has not entered into or granted any Security Agreements, or permitted the filing or attachment of any Security Interests on or affecting any of the Collateral directly or indirectly securing repayment of Borrower's Loan and Note, that would be prior or that may in any way be superior to Lender's Security Interests and rights in and to such Collateral.




05-04-1999                    BUSINESS LOAN AGREEMENT                     Page 3
                                   (Continued)


Binding Effect. This Agreement, the Note, all Security Agreements directly or indirectly securing repayment of Borrower's Loan and Note and all of the Related Documents are binding upon Borrower as well as upon Borrower's successors, representatives and assigns, and are legally enforceable in accordance with their respective terms.

Commercial Purposes. Borrower intends to use the Loan proceeds solely for business or commercial related purposes.

Employee Benefit Plans. Each employee benefit plan as to which Borrower may have any liability complies in all material respects with all applicable requirements of law and regulations, and (i) no Reportable Event nor Prohibited Transaction (as defined in ERISA) has occurred with respect to any such plan, (ii) Borrower has not withdrawn from any such plan or initiated steps to do so, (iii) no steps have been taken to terminate any such plan, and (iv) there are no unfunded liabilities other than those previously disclosed to Lender in writing.

Location of Borrower's Offices and Records. Borrower's place of business, or Borrower's Chief executive office, if Borrower has more than one place of business, is located at 10421 SOUTH 400 WEST, SUITE 550, SOUTH JORDAN, UT 84095. Unless Borrower has designated otherwise in writing this location is also the office or offices where Borrower keeps its records concerning the Collateral.

Information. All information heretofore or contemporaneously herewith furnished by Borrower to Lender for the purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all information hereafter furnished by or on behalf of Borrower to Lender will be, true and accurate in every material respect on the date as of which such information is dated or certified; and none of such information is or will be incomplete by omitting to state any material fact necessary to make such information not misleading.

Survival of Representations and Warranties. Borrower understands and agrees that Lender, without independent investigation, is relying upon the above representations and warranties in extending Loan Advances to Borrower. Borrower further agrees that the foregoing representations and warranties shall be continuing in nature and shall remain in full force and effect until such time as Borrower's Indebtedness shall be paid in full, or until this Agreement shall be terminated in the manner provided above, whichever is the last to occur.

AFFIRMATIVE COVENANTS. Borrower covenants and agrees with Lender that, while this Agreement is in effect, Borrower will:

Litigation. Promptly inform Lender in writing of (a) all material adverse changes in Borrower's financial condition, and (b) all existing and all threatened litigation, claims, investigations, administrative proceedings or similar actions affecting Borrower or any Guarantor which could materially affect the financial condition of Borrower or the financial condition of any Guarantor.

Financial Records. Maintain its books and records in accordance with generally accepted accounting principles, applied on a consistent basis, and permit Lender to examine and audit Borrower's books and records at all reasonable times.

Financial Statements. Furnish Lender with, as soon as available, but in no event later than forty five (45) days after the end of each fiscal year, Borrower's balance sheet and income statement for the year ended, prepared by Borrower. All financial reports required to be provided under this Agreement shall be prepared in accordance with generally accepted accounting principles, applied on a consistent basis, and certified by Borrower as being true and correct.

Additional Information. Furnish such additional information and statements, lists of assets and liabilities, agings of receivables and payables, inventory schedules, budgets, forecasts, tax returns, and other reports with respect to Borrower's financial condition and business operations as Lender may request from time to time.

Insurance. Maintain fire and other risk insurance, public liability insurance, and such other insurance as Lender may require with respect to Borrowers properties and operations, in form, amounts, coverages and with insurance companies reasonably acceptable to Lender. Borrower, upon request of Lender, will deliver to Lender from time to time the policies or certificates of insurance in form satisfactory to Lender, including stipulations that coverages will not be canceled or diminished without at least ten (10) days' prior written notice to Lender. Each insurance policy also shall include an endorsement providing that coverage in favor of Lender will not be impaired in any way by any act, omission or default of Borrower or any other person. In connection with all policies covering assets in which Lender holds or is offered a security interest for the Loans, Borrower will provide Lender with such loss payable or other endorsements as Lender may require.

Insurance Reports. Furnish to Lender, upon request of Lender, reports on each existing insurance policy showing such information as Lender may reasonably request, including without limitation the following: (a) the name of the insurer; (b) the risks insured; (c) the amount of the policy; (d)the properties insured; (e) the then current property values on the basis of which insurance has been obtained, and the manner of determining those values; and (f) the expiration date of the policy. In addition, upon request of Lender (however not more often than annually), Borrower will have an independent appraiser satisfactory to Lender determine, as applicable, the actual cash value or replacement cost of any Collateral. The cost of such appraisal shall be paid by Borrower.

Other Agreements. Comply with all terms and conditions of all other agreements, whether now or hereafter existing, between Borrower and any other party and notify Lender immediately in writing of any default in connection with any other such agreements.

Loan Proceeds. Use all Loan proceeds solely for Borrower's business operations, unless specifically consented to the contrary by Lender in writing.

Taxes, Charges and Liens. Pay and discharge when due all of its indebtedness and obligations, including without limitation all assessments, taxes, governmental charges, levies and liens, of every kind and nature, imposed upon Borrower or its properties, income, or profits, prior to the date on which penalties would attach, and all lawful claims that, if unpaid, might become a lien or charge upon any of Borrower's properties, income, or profits. Provided however, Borrower will not be required to pay and discharge any such assessment, tax, charge, levy, lien or claim so long as (a) the legality of the same shall be contested in good faith by appropriate proceedings, and (b) Borrower shall have established on its books adequate reserves with respect to such contested assessment, tax, charge, levy, lien, or claim in accordance with generally accepted accounting practices. Borrower, upon demand of Lender, will furnish to Lender evidence of payment of the assessments, taxes, charges, levies liens and claims and will authorize the appropriate governmental official to deliver to Lender at any time a written statement of any assessments, taxes, charges, levies, liens and claims against Borrower's properties, income, or profits.

Performance. Perform and comply with all terms, conditions, and provisions set forth in this Agreement and in the Related Documents in a timely manner, and promptly notify Lender if Borrower learns of the occurrence of any event which constitutes an Event of Default under this Agreement or under any of the Related Documents.

Operations. Maintain executive and management personnel with substantially the same qualifications and experience as the present executive and management personnel; provide written notice to Lender of any change in executive and management personnel; conduct its business affairs in a reasonable and prudent manner and in compliance with all applicable federal, state and municipal laws, ordinances, rules and regulations respecting its properties, charters, businesses and operations, including without limitation, compliance with the Americans With Disabilities Act and with all minimum funding standards and other requirements of ERISA and other laws applicable to Borrower's employee benefit plans.

Inspection. Permit employees or agents of Lender at any reasonable time to inspect any and all Collateral for the Loan or Loans and Borrower's other properties and to examine or audit Borrower's books, accounts, and records and to make copies and memoranda of Borrower's books, accounts, and records. If Borrower now or at any time hereafter maintains any records (including without limitation computer generated records and computer software programs for the generation of such records) in the possession of a third party, Borrower, upon request of Lender, shall


05-04-1999                    BUSINESS LOAN AGREEMENT                     Page 4
                                   (Continued)

notify such party to permit Lender free access to such records at all reasonable times and to provide Lender with copies of any records it may request, all at Borrower's expense.

Compliance Certificate. Unless waived in writing by Lender, provide Lender at least annually and at the time of each disbursement of Loan proceeds with a certificate executed by Borrower's chief financial officer, or other officer or person acceptable to Lender, certifying that the representations and warranties set forth in this Agreement are true and correct as of the date of the certificate and further certifying that, as of the date of the certificate, no Event of Default exists under this Agreement.

Environmental Compliance and Reports. Borrower shall comply in all respects with all environmental protection federal, state and local laws, statutes, regulations and ordinances; not cause or permit to exist, as a result of an intentional or unintentional action or omission on its part or on the part of any third party, on property owned and/or occupied by Borrower, any environmental activity where damage may result to the environment, unless such environmental activity is pursuant to and in compliance with the conditions of a permit issued by the appropriate federal, state or local governmental authorities; shall furnish to Lender promptly and in any event within thirty
(30) days after receipt thereof a copy of any notice, summons, lien, citation, directive, letter or other communication from any governmental agency or instrumentality concerning any intentional or unintentional action or omission on Borrower's part in connection with any environmental activity whether or not there is damage to the environment and/or other natural resources.

Additional Assurances. Make, execute and deliver to Lender such promissory notes, mortgages, deeds of trust, security agreements, financing statements, instruments, documents and other agreements as Lender or its attorneys may reasonably request to evidence and secure the Loans and to perfect all Security Interests.

NEGATIVE COVENANTS. Borrower covenants and agrees with Lender that while this Agreement is in effect, Borrower shall not, without the prior written consent of
Lender:

Indebtedness and Liens. (a) Except for trade debt incurred in the normal course of business and indebtedness to Lender contemplated by this Agreement, create, incur or assume indebtedness for borrowed money, including capital leases, (b) except as allowed as a Permitted Lien, sell, transfer, mortgage, assign, pledge, lease, grant a security interest in, or encumber any of Borrower's assets, or
(c) sell with recourse any of Borrower's accounts, except to Lender.

Continuity of Operations. (a) Engage in any business activities substantially different than those in which Borrower is presently engaged, (b) cease operations, liquidate, merge, transfer, acquire or consolidate with any other entity, change ownership, change its name, dissolve or transfer or sell Collateral out of the ordinary course of business, (c) pay any dividends on Borrower's stock(other than dividends payable in its stock), provided, however that notwithstanding the foregoing, but only so long as no Event of Default has occurred and is continuing or would result from the payment of dividends, if Borrower is a "Subchapter S Corporation" (as defined in the Internal Revenue Code of 1986, as amended), Borrower may pay cash dividends on its stock to its shareholders from time to time in amounts necessary to enable the shareholders to pay income taxes and make estimated income tax payments to satisfy their liabilities under federal and state law which arise solely from their status as Shareholders of a Subchapter S Corporation because of their ownership of shares of stock of Borrower, or (d) purchase or retire any of Borrower's outstanding shares or after or amend Borrower's capital structure.

Loans, Acquisitions and Guaranties. (a) Loan, invest in or advance money or assets, (b) purchase, create or acquire any interest in any other enterprise or entity, or (c) incur any obligation as surety or guarantor other than in the ordinary course of business.

CESSATION OF ADVANCES. If Lender has made any commitment to make any Loan to Borrower, whether under this Agreement or under any other agreement, Lender shall have no obligation to make Loan Advances or to disburse Loan proceeds if:
(a) Borrower or any Guarantor is in default under the terms of this Agreement or any of the Related Documents or any other agreement that Borrower or any Guarantor has with Lender; (b) Borrower or any Guarantor becomes insolvent, files a petition in bankruptcy or similar proceedings, or is adjudged a bankrupt; (c) there occurs a material adverse change in Borrower's financial condition, in the financial condition of any Guarantor, or in the value of any Collateral securing any Loan; (d) any Guarantor seeks, claims or otherwise attempts to limit, modify or revoke such Guarantor's guaranty of the Loan or any other loan with Lender; or (e) Lender in good faith deems itself insecure, even though no Event of Default shall have occurred.

WAIVER OF CLAIMS. BORROWER (i) REPRESENTS THAT THEY HAVE NO DEFENSES TO OR SETOFFS AGAINST ANY INDEBTEDNESS OR OTHER OBLIGATIONS OWING TO LENDER OR ITS AFFILIATES (THE -OBLIGATIONS-), NOR CLAIMS AGAINST LENDER OR ITS AFFILIATES FOR ANY MATTER WHATSOEVER, RELATED OR UNRELATED TO THE OBLIGATIONS AND (ii) RELEASE LENDER AND ITS AFFILIATES FROM ALL CLAIMS, CAUSES OF ACTION, AND COSTS, IN LAW OR EQUITY, EXISTING AS OF THE DATE OF THIS AGREEMENT, WHICH BORROWER HAS OR MAY HAVE BY REASON OF ANY MATTER OF ANY CONCEIVABLE KIND OR CHARACTER WHATSOEVER, RELATED OR UNRELATED TO THE OBLIGATIONS, INCLUDING THE SUBJECT MATTER OF THIS AGREEMENT. THIS PROVISION SHALL NOT APPLY TO CLAIMS FOR PERFORMANCE OF EXPRESS CONTRACTUAL OBLIGATIONS OWING TO BORROWER BY LENDER OR ITS AFFILIATES.

TAX RETURNS. BORROWER SHALL PROVIDE LENDER WITH ANNUAL FEDERAL INCOME TAX RETURNS INCLUDING ALL SCHEDULES WITHIN FIFTEEN (15) DAYS OF FILING AND NO LATER THAN OCTOBER 15TH OF EACH YEAR.

YEAR 2000 COMPLIANCE COVENANT. An exhibit, titled "YEAR 2000 COMPLIANCE COVENANT," is attached to this Agreement and by this reference is made a part of this Agreement just as if all the provisions, terms and conditions of the Exhibit had been fully set forth in this Agreement.

RIGHT OF SETOFF.- Borrower grants to Lender a contractual security interest in, and hereby assigns, conveys, delivers, pledges, and transfers to Lender all Borrower's right, title and interest in and to, Borrower's accounts with Lender (whether checking, savings, or some other account), including without limitation all accounts held jointly with someone else and all accounts Borrower may open in the future, excluding however all IRA and Keogh accounts, and all trust accounts for which the grant of a security interest would be prohibited by law. Borrower authorizes Lender, to the extent permitted by applicable law, to charge or setoff all sums owing on the Indebtedness against any and all such accounts.

EVENTS OF DEFAULT. Each of the following shall constitute an Event of Default under this Agreement: Default on Indebtedness. Failure of Borrower to make any payment when due on the Loans.

Other Defaults. Failure of Borrower or any Grantor to comply with or to perform when due any other term, obligation, covenant or condition contained in this Agreement or in any of the Related Documents, or failure of Borrower to comply with or to perform any other term, obligation, covenant or condition contained in any other agreement between Lender and Borrower.

Default In Favor of Third Parties. Should Borrower or any Grantor default under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor or person that may materially affect any of Borrower's property or Borrower's or any Grantor's ability to repay the Loans or perform their respective obligations under this Agreement or any of the Related Documents.

False Statements. Any warranty, representation or statement made or furnished to Lender by or on behalf of Borrower or any Grantor under this Agreement or the Related Documents is false or misleading in any material respect at the time made or furnished, or becomes false or misleading at any time thereafter.

Defective Collateralization. This Agreement or any of the Related
Documents ceases to be in full force and effect including failure of any


05-04-1999                    BUSINESS LOAN AGREEMENT                     Page 5
                                   (Continued)

Security Agreement to create a valid and perfected Security Interest) at any time and for any reason.

Insolvency. The dissolution or termination of Borrower's existence as a going business, the insolvency of Borrower, the appointment of a receiver for any part of Borrower's property, any assignment for the benefit of creditors, any type of creditor workout, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Borrower.

Creditor or Forfeiture Proceedings. Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of Borrower, any creditor of any Grantor against any collateral securing the Indebtedness, or by any governmental agency. This includes a garnishment, attachment, or levy on or of any of Borrower's deposit accounts with Lender. However, this Event of Default shall not apply if there is a good faith dispute by Borrower or Grantor, as the case may be, as to the validity or reasonableness of the claim which is the basis of the creditor or forfeiture proceeding, and if Borrower or Grantor gives Lender written notice of the creditor or forfeiture proceeding and furnishes reserves or a surety bond for the creditor or forfeiture proceeding satisfactory to Lender.

Events Affecting Guarantor. Any of the preceding events occurs with respect to any Guarantor of any of the Indebtedness or any Guarantor dies or becomes incompetent, or revokes or disputes the validity of, or liability under, any Guaranty of the Indebtedness. Lender, at its option, may, but shall not be required to, permit the Guarantor's estate to assume unconditionally the obligations arising under the guaranty in a manner satisfactory to Lender, and, in doing so, cure the Event of Default.

Change In Ownership. Any change in ownership of twenty-five percent (25%) or more of the common stock of Borrower.

Adverse Change. A material adverse change occurs in Borrower's financial condition, or Lender believes the prospect of payment or performance of the Indebtedness is impaired.

Insecurity. Lender, in good faith, deems itself insecure.

Right to Cure. If any default, other than a Default on Indebtedness, is curable and if Borrower or Grantor, as the case may be, has not been given a notice of a similar default within the preceding twelve (12) months, it may be cured (and no Event of Default will have occurred) if Borrower or Grantor, as the case may be, after receiving written notice from Lender demanding cure of such default: (a) cures the default within fifteen (15) days; or (b) if the cure requires more than fifteen (15) days, immediately initiates steps which Lender deems in Lender's sole discretion to be sufficient to cure the default and thereafter continues and completes all reasonable and necessary steps sufficient to produce compliance as soon as reasonably practical.

EFFECT OF AN EVENT OF DEFAULT. If any Event of Default shall occur, except where otherwise provided in this Agreement or the Related Documents, all commitments and obligations of Lender under this Agreement or the Related Documents or any other agreement immediately will terminate (including any obligation to make Loan Advances or disbursements), and, at Lender's option, all Indebtedness immediately will become due and payable, all without notice of any kind to Borrower, except that in the case of an Event of Default of the type described in the "Insolvency" subsection above, such acceleration shall be automatic and not optional. In addition, Lender shall have all the rights and remedies provided in the Related Documents or available at law, in equity, or otherwise. Except as may be prohibited by applicable law, all of Lender's rights and remedies shall be cumulative and may be exercised singularly or concurrently. Election by Lender to pursue any remedy shall not exclude pursuit of any other remedy, and an election to make expenditures or to take action to perform an obligation of Borrower or of any Grantor shall not affect Lender's right to declare a default and to exercise its rights and remedies.

MISCELLANEOUS PROVISIONS. The following miscellaneous provisions are a part of this Agreement:

Amendments. This Agreement, together with any Related Documents, constitutes the entire understanding and agreement of the parties as to the matters set forth in this Agreement. No alteration of or amendment to this Agreement shall be effective unless given in writing and signed by the party or parties sought to be charged or bound by the alteration or amendment.

Applicable Law. This Agreement has been delivered to Lender and accepted by Lender in the State of Utah. If there is a lawsuit, Borrower agrees upon Lender's request to submit to the jurisdiction of the courts of SALT LAKE County, the State of Utah. Subject to the provisions on arbitration, this Agreement shall be governed by and construed in accordance with the laws of the State of Utah.

ARBITRATION DISCLOSURES:

1. ARBITRATION IS FINAL AND BINDING ON THE PARTIES AND SUBJECT TO ONLY VERY LIMITED REVIEW BY A COURT.

2. IN ARBITRATION THE PARTIES ARE WAIVING THEIR RIGHT TO LITIGATE IN COURT, INCLUDING THEIR RIGHT TO A JURY TRIAL.

3.   DISCOVERY IN ARBITRATION IS MORE LIMITED THAN DISCOVERY IN COURT.

4. ARBITRATORS ARE NOT REQUIRED TO INCLUDE FACTUAL FINDINGS OR LEGAL REASONING IN THEIR AWARDS. THE RIGHT TO APPEAL OR TO SEEK MODIFICATION OF ARBITRATORS' RULINGS IS VERY LIMITED.

5. A PANEL OF ARBITRATORS MIGHT INCLUDE AN ARBITRATOR WHO IS OR WAS AFFILIATED WITH THE BANKING INDUSTRY.

6. IF YOU HAVE QUESTIONS ABOUT ARBITRATION, CONSULT YOUR ATTORNEY OR THE AMERICAN ARBITRATION ASSOCIATION.

(a) Any claim or controversy ("Dispute") between or among the parties and their assigns, including but not limited to Disputes arising out of or relating to this agreement, this arbitration provision ("arbitration clause"), or any related agreements or instruments relating hereto or delivered in connection herewith ("Related Documents"), and including but not limited to a Dispute based on or arising from an alleged tort, shall at the request of any party be resolved by binding arbitration in accordance with the applicable arbitration rules of the American Arbitration Association (the "Administrator"). The provisions of this arbitration clause shall survive any termination, amendment, or expiration of this agreement or Related Documents. The provisions of this arbitration clause shall supersede any prior arbitration agreement between or among the parties. If any provision of this arbitration clause should be determined to be unenforceable, all other provisions of this arbitration clause shall remain in full force and effect.

(b) The arbitration proceedings shall be conducted in Salt Lake City, Utah, at a place to be determined by the Administrator. The Administrator and the arbitrator(s) shall have the authority to the extent practicable to take any action to require the arbitration proceeding to be completed and the arbitrator(s)' award issued within one hundred fifty (150) days of the filing of the Dispute with the Administrator. The arbitrator(s) shall have the authority to impose sanctions on any party that fails to comply with time periods imposed by the Administrator or the arbitrator(s), including the sanction of summarily dismissing any Dispute or defense with prejudice. The arbitrator(s) shall have the authority to resolve any Dispute regarding the terms of this agreement, this arbitration clause or Related Documents, including any claim or controversy regarding the arbitrability of any Dispute. All limitations periods applicable to any Dispute or defense, whether by statute or agreement, shall apply to any arbitration proceeding hereunder and the arbitrator(s) shall have the authority to decide whether any Dispute or defense is barred by a limitations period and, if so, to summarily enter an award dismissing any Dispute or defense on that basis. The doctrines of compulsory counterclaim, res judicata, and collateral estoppel shall apply to any arbitration proceeding hereunder so that a party


05-04-1999                    BUSINESS LOAN AGREEMENT                     Page 6
                                   (Continued)


must state as a counterclaim in the arbitration proceeding any claim or controversy which arises out of the transaction or occurrence that is the subject matter of the Dispute. The arbitrator(s) may in the arbitrator(s)' discretion and at the request of any party: (1) consolidate in a single arbitration proceeding any other claim or controversy involving another party that is substantially related to the Dispute where that other party is bound by an arbitration clause with the Lender, such as borrowers, guarantors, sureties, and owners of collateral; (2) consolidate in a single arbitration proceeding any other claim or controversy that is substantially similar to the Dispute; and (3) administer multiple arbitration claims or controversies as class actions in accordance with the provisions of Rule 23 of the Federal Rules of Civil Procedure.

(c) The arbitrator(s) shall be selected in accordance with the rules of the Administrator from panels maintained by the Administrator. A single arbitrator shall have expertise in the subject matter of the Dispute. Where three arbitrators conduct an arbitration proceeding, the Dispute shall be decided by a majority vote of the three arbitrators, at least one of whom must have expertise in the subject matter of the Dispute and at least one of whom must be a practicing attorney. The arbitrator(s) shall award to the prevailing party recovery of all costs and fees (including attorneys' fees and costs, arbitration administration fees and costs, and arbitrator(s)' fees). The arbitrator(s), either during the pendency of the arbitration proceeding or as part of the arbitration award, also may grant provisional or ancillary remedies, including but not limited to an award of injunctive relief, foreclosure, sequestration, attachment, replevin, garnishment, or the appointment of a receiver.

(d) Judgment upon an arbitration award may be entered in any court having jurisdiction, subject to the following limitation: the arbitration award is binding upon the parties only if the amount does not exceed Four Million Dollars ($4,000,000.00); if the award exceeds that limit, either party may demand the right to a court trial. Such a demand must be filed with the Administrator within thirty (30) days following the date of the arbitration award; if such a demand is not made within that time period, the amount of the arbitration award shall be binding. The computation of the total amount of an arbitration award shall include amounts awarded for attorneys' fees and costs, arbitration administration fees and costs, and arbitrator(s)' fees.

(e) No provision of this arbitration clause, nor the exercise of any rights hereunder, shall limit the right of any party to: (1) judicially or non-judicially foreclose against any real or personal property collateral or other security; (2) exercise self-help remedies, including but not limited to repossession and setoff rights; or (3) obtain from a court having jurisdiction thereover any provisional or ancillary remedies, including but not limited to injunctive relief, foreclosure, sequestration, attachment, replevin, garnishment, or the appointment of a receiver. Such rights can be exercised at any time, before or during initiation of an arbitration proceeding, except to the extent such action is contrary to the arbitration award. The exercise of such rights shall not constitute a waiver of the right to submit any Dispute to arbitration, and any claim or controversy related to the exercise of such rights shall be a Dispute to be resolved under the provisions of this arbitration clause. Any party may initiate arbitration with the Administrator; however, if any party initiates litigation and another party disputes any allegation in that litigation, the disputing party-upon the request of the initiating party-must file a demand for arbitration with the Administrator and pay the Administrator's filing fee. The parties may serve by mail a notice of an initial motion for an order of arbitration.

(f) Notwithstanding the applicability of any other law to this agreement, the arbitration clause, or Related Documents between or among the parties, the Federal Arbitration Act, 9 U.S.C. Section 1 et seq., shall apply to the construction and interpretation of this arbitration clause.

Caption Headings. Caption headings in this Agreement are for convenience purposes only and are not to be used to interpret or define the provisions of this Agreement.

Multiple Parties; Corporate Authority. All obligations of Borrower under this Agreement shall be joint and several, and all references to Borrower shall mean each and every Borrower. This means that each of the persons signing below is responsible for all obligations in this Agreement.

Consent to Loan Participation. Borrower agrees and consents to Lender's sale or transfer, whether now or later, of one or more participation interests in the Loans to one or more purchasers, whether related or unrelated to Lender. Lender may provide, without any limitation whatsoever, to any one or more purchasers, or potential purchasers, any information or knowledge Lender may have about Borrower or about any other matter relating to the Loan, and Borrower hereby waives any rights to privacy it may have with respect to such matters. Borrower additionally waives any and all notices of sale of participation interests, as well as all notices of any repurchase of such participation interests. Borrower also agrees that the purchasers of any such participation interests will be considered as the absolute owners of such interests in the Loans and will have all the rights granted under the participation agreement or agreements governing the sale of such participation interests. Borrower further waives all rights of offset or counterclaim that it may have now or later against Lender or against any purchaser of such a participation interest and unconditionally agrees that either Lender or such purchaser may enforce Borrower's obligation under the Loans irrespective of the failure or insolvency of any holder of any interest in the Loans. Borrower further agrees that the purchaser of any such participation interests may enforce its interests irrespective of any personal claims or defenses that Borrower may have against Lender.

Costs and Expenses. Borrower agrees to pay upon demand all of Lender's expenses, including without limitation reasonable attorneys' fees, incurred in connection with the preparation, execution, enforcement, modification and collection of this Agreement or in connection with the Loans made pursuant to this Agreement. Lender may pay someone else to help collect the Loans and to enforce this Agreement, and Borrower will pay that amount. This includes, subject to any limits under applicable law, Lender's reasonable attorneys' fees and Lender's legal expenses, whether or not there is a lawsuit, including reasonable attorneys' fees for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), appeals, and any anticipated post-judgment collection services. Borrower also will pay any court costs, in addition to all other sums provided by law. Notices. All notices required to be given under this Agreement shall be given in writing, may be sent by telefacsimile (unless otherwise required by law), and shalt be effective when actually delivered or when deposited with a nationally recognized overnight courier or deposited in the United States mail, first class, postage prepaid, addressed to the party to whom the notice is to be given at the address shown above. Any party may change its address for notices under this Agreement by giving formal written notice to the other parties, specifying that the purpose of the notice is to change the party's address. To the extent permitted by applicable law, if there is more than one Borrower, notice to any Borrower will constitute notice to all Borrowers. For notice purposes, Borrower will keep Lender informed at all times of Borrower's current address(es).

Severability. If a court of competent jurisdiction finds any provision of this Agreement to be invalid or unenforceable as to any person or circumstance, such finding shall not render that provision invalid or unenforceable as to any other persons or circumstances. If feasible, any such offending provision shall be deemed to be modified to be within the limits of enforceability or validity; however, if the offending provision cannot be so modified, it shall be stricken and all other provisions of this Agreement in all other respects shall remain valid and enforceable.

Subsidiaries and Affiliates of Borrower. To the extent the context of any provisions of this Agreement makes it appropriate, including without limitation any representation, warranty or covenant, the word "Borrower" as used herein shall include all subsidiaries and affiliates of Borrower. Notwithstanding the foregoing however, under no circumstances shall this Agreement be construed to require Lender to make any Loan or other financial accommodation to any subsidiary or affiliate of Borrower.

Successors and Assigns. All covenants and agreements contained by or on behalf of Borrower shall bind its successors and assigns and shall inure to the benefit of Lender, its successors and assigns. Borrower shall not, however have the right to assign its rights under this Agreement or any interest therein without the prior written consent of Lender.

Survival. All warranties, representations, and covenants made by Borrower in this Agreement or in any certificate or other instrument delivered by Borrower to Lender under this Agreement shall be considered to have been relied upon by Lender and will survive the making of the Loan and


05-04-1999                    BUSINESS LOAN AGREEMENT                     Page 7
                                   (Continued)

delivery to Lender of the Related Documents, regardless of any Investigation made by Lender or on Lender's behalf.

Time is of the Essence. Time is of the essence in the performance of this Agreement.

Waiver. Lender shall not be deemed to have waived any rights under this Agreement unless such waiver is given in writing and signed by Lender. No delay or omission on the part of Lender in exercising any right shall operate as a waiver of such right or any other right. A waiver by Lender of a provision of this Agreement shall not prejudice or constitute a waiver of Lender's right otherwise to demand strict compliance with that provision or any other provision of this Agreement. No prior waiver by Lender, nor any course of dealing between Lender and Borrower, or between Lender and any Grantor, shall constitute a waiver of any of Lender's rights or of any obligations of Borrower or of any Grantor as to any future transactions. Whenever the consent of Lender is required under this Agreement, the granting of such consent by Lender in any instance shall not constitute continuing consent in subsequent instances where such consent is required, and in all cases such consent may be granted or withheld in the sole discretion of Lender.

FINAL AGREEMENT. Borrower understands that this Agreement and the related loan documents are the final expression of the agreement between Lender and Borrower and may not be contradicted by evidence of any alleged oral agreement.

BORROWER ACKNOWLEDGES HAVING READ ALL THE PROVISIONS OF THIS BUSINESS LOAN AGREEMENT, AND "BORROWER AGREES TO ITS TERMS. THIS AGREEMENT IS DATED AS OF MAY 4, 1999.

BORROWER:
SPORTSNUTS.COM, INC.

By:/s/ J. Kelly Bevan                        By: /s/ Kenneth I. Denos
    KELLY BEVAN, CONTROLLER                       KENNETH I. DENOS
                                                  VICE PRESIDENT
LENDER:
ZIONS FIRST NATIONAL BANK

By:/s/ Susan K. Cannon
   Authorized Officer


LASER PRO, Reg. U.S. Pat. & T.M. Off., Ver. 3.26c (c) 1999 CFl ProServices, Inc. All rights reserved (UT-C40F3.26b SPORTSNUT.LN C30.OVL)



                          YEAR 2000 COMPLIANCE COVENANT


Borrower: SPORTSNUTS.COM, INC.  Lender: ZIONS FIRST NATIONAL BANK
          10421 SOUTH 400 WEST,         FIRST SOUTH OFFICE
          SUITE 550                     2166 SOUTH 3200 WEST
          SOUTH JORDAN, UT 84095        WEST VALLEY CITY, UT 84119

This YEAR 2000 COMPLIANCE COVENANT is attached to and by this reference is made a part of each Business Loan Agreement or Negative Pledge Agreement, dated May 4, 1999, and executed in connection with a loan or other financial accommodations between ZIONS FIRST NATIONAL BANK and SPORTSNUTS.COM, INC.

"YEAR 2000 COMPLIANT" MEANS, WITH REGARD TO ANY ENTITY, THAT ALL MATERIAL SOFTWARE UTILIZED BY SUCH ENTITY IS ABLE TO FULLY FUNCTION WITHOUT CAUSING ANY ERROR TO SUCH ENTITY'S DATE-SENSITIVE DATA. "PROVIDERS" MEANS THE KEY SUPPLIERS, VENDORS, AND CUSTOMERS OF BORROWER WHOSE BUSINESS FAILURE WOULD, WITH REASONABLE PROBABILITY, RESULT IN A MATERIAL ADVERSE CHANGE IN THE FINANCIAL CONDITION OR PROSPECTS OF BORROWER.

BORROWER HAS OR WILL SOON HAVE (i) UNDERTAKEN A DETAILED ASSESSMENT OF ALL AREAS WITHIN ITS BUSINESS AND OPERATIONS THAT COULD BE ADVERSELY AFFECTED BY THE FAILURE OF BORROWER TO BE YEAR 2000 COMPLIANT, (ii), DEVELOPED AND IMPLEMENTED A DETAILED PLAN FOR BECOMING YEAR 2000 COMPLIANT ON A TIMELY BASIS, AND (iii) MADE WRITTEN INQUIRY OF EACH OF ITS PROVIDERS AS TO WHETHER THE PROVIDERS WILL BE YEAR 2000 COMPLIANT IN ALL MATERIAL RESPECTS. BORROWER REASONABLY ANTICIPATES THAT IT AND THE PROVIDERS WILL BE YEAR 2000 COMPLIANT ON A TIMELY BASIS. BORROWER WILL PROMPTLY ADVISE LENDER IN WRITING UPON THE OCCURRENCE OF ANY OF THE FOLLOWING: (i) BORROWER DETERMINES OR BORROWER IS ADVISED BY ITS ACCOUNTANTS, FINANCIAL ADVISERS, CONSULTANTS, OR AUDITORS OR ANY PROVIDER THAT IT OR ANY PROVIDER WILL NOT BE YEAR 2000 COMPLIANT ON A TIMELY BASIS OR (ii) BORROWER OR ANY PROVIDER EXPERIENCES DATA OR DATA PROCESSING PROBLEMS DUE TO FAILURE TO BE YEAR 2000 COMPLIANT.

THIS YEAR 2000 COMPLIANCE COVENANT IS EXECUTED ON MAY 4, 1999.

BORROWER:

SPORTSNUTS.COM, INC.

By: /s/ J. Kelly Bevan
    KELLY BEVAN, CONTROLLER

By: /s/ Kenneth I. Denos
    KENNETH I. DENOS, VICE PRESIDENT

LENDER:
ZIONS FIRST NATIONAL BANK

By: /s/ Susan K. Cannon
    Authorized Officer



LASER PRO, Reg. U.S. Pat. & T.M. Off., Ver. 3.26c (c)1999 CFI ProServices, Inc. All rights reserved (UT-G60 F3.26 SPORTSNUT.LN C30.OVL)



                          ASSIGNMENT OF DEPOSIT ACCOUNT

Principal  Loan Date  Maturity Date  Loan No  Call  Collateral
$75,000.00 05-04-1999  04-30-2000    6001      512   4200

Account    Officer    Initials
8662401    64961      /s/ SC


References in the shaded area are for Lender's use only and do not limit the applicability of this document to any particular loan or item.

Borrower: SPORTSNUTS.COM, INC.     Lender:   ZIONS FIRST NATIONAL BANK 10421
SOUTH 400 WEST, SUITE 550                    FIRST SOUTH OFFICE
SOUTH JORDAN, UT 84095                       2166 SOUTH 3200 WEST
                                             WEST VALLEY CITY, UT 84119

THIS ASSIGNMENT OF DEPOSIT ACCOUNT is entered into between SPORTSNUTS.COM, INC. (referred to below as "Grantor"); and ZIONS FIRST NATIONAL BANK (referred to below as "Lender").

ASSIGNMENT. For valuable consideration, Grantor assigns and grants to Lender a security interest in the Collateral, including without limitation the deposit accounts described below, to secure the Indebtedness and agrees that Lender shall have the rights stated in this Agreement with respect to the Collateral, in addition to all other rights which Lender may have by law.

DEFINITIONS. The following words shall have the following meanings when used in this Agreement. Terms not otherwise defined in this Agreement shall have the meanings attributed to such terms in the Uniform Commercial Code. All references to dollar amounts shall mean amounts in lawful money of the United States of America.

Account. The word "Account" means the deposit account described below in the definition for "Collateral."

Agreement. The word "Agreement" means this Assignment of Deposit Account, as this Assignment of Deposit Account may be amended or modified from time to time, together with all exhibits and schedules attached to this Assignment of Deposit Account from time to time.

Collateral. The word "Collateral" means the following described deposit account:

      ZIONS FIRST NATIONAL BANK TCD #001-93S162-6 issued by Lender in an amount not less than $75,000.00 together with (a) all interest, whether now accrued or hereafter accruing; (b) all additional deposits hereafter made to the Account; (c) any and all proceeds from the Account; and (d) all renewals, replacements and substitutions for any of the foregoing.

In addition, the word "Collateral" includes all property of Grantor (however owned if owned by more than one person), in the possession of Lender (or in the possession of a third party subject to the control of Lender), whether existing now or later and whether tangible or intangible in character, including without limitation each and all of the following:

(a) All property to which Lender acquires title or documents of title.

(b) All property assigned to Lender.

(c) All promissory notes, bills of exchange, stock certificates, bonds, savings passbooks, time certificates of deposit, Insurance policies, and all other instruments and evidences of an obligation.

(d) All records relating to any of the property described In this Collateral section, whether in the form of writing, microfilm, microfiche, or electronic media.

Event of Default. The words "Event of Default" mean and include without limitation any of the Events of Default set forth below in the section titled "Events of Default."

Grantor. The word "Grantor" means SPORTSNUTS.COM, INC., its successors and assigns.

Guarantor. The word "Guarantor" means and includes without limitation each and all of the guarantors, sureties, and accommodation parties in connection with the indebtedness.

Indebtedness. The word "Indebtedness" means the indebtedness evidenced by the Note, including all principal and interest, together with all other indebtedness and costs and expenses for which Grantor is responsible under this Agreement or under any of the Related Documents. In addition, the word "Indebtedness" includes all other obligations, debts and liabilities, plus interest thereon, of Grantor, or any one or more of them, to Lender, as well as all claims by Lender against Grantor, or any one or more of them, whether existing now or later; whether they are voluntary or involuntary, due or not due, direct or indirect, absolute or contingent, liquidated or unliquidated; whether Grantor may be liable individually or jointly with others; whether Grantor may be obligated as guarantor, surety, accommodation party or otherwise; whether recovery upon such indebtedness may be or hereafter may become barred by any statute of limitations; and whether such indebtedness may be or hereafter may become otherwise unenforceable.

Lender. The word "Lender" means ZIONS FIRST NATIONAL BANK, its successors and assigns.

Note. The word "Note" means the note or credit agreement dated May 4, 1999, in the principal amount of $75,000.00 from SPORTSNUTS.COM, INC. to Lender, together with all renewals of, extensions of, modifications of, refinancings of, consolidations of and substitutions for the note or credit agreement.

Related Documents. The words "Related Documents" mean and include without limitation all promissory notes, credit agreements, loan agreements, environmental agreements, guaranties, security agreements, mortgages, deeds of trust, and all other instruments, agreements and documents, whether now or hereafter existing, executed in connection with the Indebtedness.

GRANTOR'S REPRESENTATIONS AND WARRANTIES WITH RESPECT TO THE COLLATERAL. With respect to the Collateral, Grantor represents and warrants to Lender that:

Ownership. Grantor is the lawful owner of the Collateral free and clear of all loans, liens, encumbrances, and claims except as disclosed to and accepted by Lender in writing.

Right to Grant Security Interest. Grantor has the full right, power, and authority to enter into this Agreement and to assign the Collateral to Lender.

No Further Transfer. Grantor will not sell, assign, encumber, or otherwise dispose of any of Grantor's rights in the Collateral except as provided in this Agreement.

No Defaults. There are no defaults relating to the Collateral, and there are no offsets or counterclaims to the same. Grantor will strictly and promptly do everything required of Grantor under the terms, conditions, promises, and agreements contained in or relating to the Collateral.

05-04-1999                 ASSIGNMENT OF DEPOSIT ACCOUNT                  Page 2
                                   (Continued)

Proceeds. Any and all replacement or renewal certificates, instruments, or other benefits or proceeds related to the Collateral that are received by Grantor shall be held by Grantor in trust for Lender and immediately shall be delivered by Grantor to Lender to be held as part of the Collateral.

LENDER'S RIGHTS AND OBLIGATIONS WITH RESPECT TO THE COLLATERAL. While this Agreement is in effect, Lender may retain the rights to possession of the Collateral, together with any and all evidence of the Collateral, such as certificates or passbooks. This Agreement will remain in effect until (a) there no longer is any Indebtedness owing to Lender; (b) all other obligations secured by this Agreement have been fulfilled; and (c) Grantor, in writing, has requested from Lender a release of this Agreement.

EXPENDITURES BY LENDER. If not discharged or paid when due, Lender may (but shall not be obligated to) discharge or pay any amounts required to be discharged or paid by Grantor under this Agreement, including without limitation all taxes, liens, security interests, encumbrances, and other claims, at any time levied or placed on the Collateral. Lender also may (but shall not be obligated to) pay all costs for insuring, maintaining and preserving the Collateral. All such expenditures incurred or paid by Lender for such purposes will then bear interest at the rate charged under the Note from the date incurred or paid by Lender to the date of repayment by Grantor. All such expenses shall become a part of the Indebtedness and, at Lender's option, will
(a) be payable on demand, (b) be added to the balance of the Note and be apportioned among and be payable with any installment payments to become due during either (i) the term of any applicable insurance policy or (ii) the remaining term of the Note, or (c) be treated as a balloon payment which will be due and payable at the Note's maturity. This Agreement also will secure payment of these amounts. Such right shall be in addition to all other rights and remedies to which Lender may be entitled upon the occurrence of an Event of Default.

LIMITATIONS ON OBLIGATIONS OF LENDER. Lender shall use ordinary reasonable care in the physical preservation and custody of any certificate or passbook for the Collateral but shall have no other obligation to protect the Collateral or its value. In particular, but without limitation, Lender shall have no responsibility (a) for the collection or protection of any income on the Collateral, (b) for the preservation of rights against issuers of the Collateral or against third persons; (c) for ascertaining any maturities, conversions, exchanges, offers, tenders, or similar matters relating to the Collateral; nor
(d) for informing the Grantor about any of the above, whether or not Lender has or is deemed to have knowledge of such matters.

EVENTS OF DEFAULT. Each of the following shall constitute an Event of Default under this Agreement:

Default on Indebtedness. Failure of Grantor to make any payment when due on the Indebtedness.

Other Defaults. Failure of Grantor to comply with or to perform any other term, obligation, covenant or condition contained in this Agreement or in any of the Related Documents or in any other agreement between Lender and Grantor.

Default in Favor of Third Parties. Should Borrower or any Grantor default under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor or person that may materially affect any of Borrower's property or Borrower's or any Grantor's ability to repay the Loans or perform their respective obligations under this Agreement or any of the Related Documents.

False Statements. Any warranty, representation or statement made or furnished to Lender by or on behalf of Grantor under this Agreement, the Note or the Related Documents is false or misleading in any material respect, either now or at the time made or furnished. Defective Collateralization. This Agreement or any of the Related Documents ceases to be in full force and effect (including failure of any collateral documents to create a valid and perfected security interest or lien) at any time and for any reason.

Insolvency. The dissolution or termination of Grantor's existence as a going business, the insolvency of Grantor, the appointment of a receiver for any part of Grantor's property, any assignment for the benefit of creditors, any type of creditor workout, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Grantor.

Creditor or Forfeiture Proceedings. Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of Grantor or by any governmental agency against the Collateral or any other collateral securing the Indebtedness. This includes a garnishment of any of Grantees deposit accounts with Lender. However, this Event of Default shall not apply if there is a good faith dispute by Grantor as to the validity or reasonableness of the claim which is the basis of the creditor or forfeiture proceeding and if Grantor gives Lender written notice of the creditor or forfeiture proceeding and deposits with Lender monies or a surety bond for the creditor or forfeiture proceeding, in an amount determined by Lender, in its sole discretion, as being an adequate reserve or bond for the dispute.

Events Affecting Guarantor. Any of the preceding events occurs with respect to any Guarantor of any of the Indebtedness or such Guarantor dies or becomes incompetent.

Adverse Change. A material adverse change occurs in Grantor's financial condition, or Lender believes the prospect of payment or performance of the Indebtedness is impaired.

Insecurity. Lender, in good faith, deems itself insecure. Right to Cure. If any default, other than a Default on Indebtedness, is curable and if Grantor has not been given a prior notice of a breach of the same provision of this Agreement, it may be cured (and no Event of Default will have occurred) if Grantor, after Lender sends written notice demanding cure of such default, (a) cures the default within fifteen (15) days; or (b), if the cure requires more than fifteen
(15) day% immediately initiates steps which Lender deems in Lender's sole discretion to be sufficient to cure the default and thereafter continues and completes all reasonable and necessary steps sufficient to produce compliance as soon as reasonably practical.

RIGHTS AND REMEDIES ON DEFAULT. Upon the occurrence of an Event of Default, or at any time thereafter, Lender may exercise any one or more of the following rights and remedies, in addition to any rights or remedies that may be available at law, in equity, or otherwise:

Accelerate Indebtedness. Lender may declare all Indebtedness of Grantor to Lender immediately due and payable, without notice of any kind to Grantor.

Application of Account Proceeds. Lender may obtain all funds in the Account from the issuer of the Account and apply them to the Indebtedness in the same manner as if the Account had been issued by Lender. If the Account is subject to an early withdrawal penalty, that penalty shall be deducted from the Account before its application to the Indebtedness, whether the Account is with Lender or some other institution. Any excess funds remaining after application of the Account proceeds to the Indebtedness will be paid to Grantor as the interests of Grantor may appear. Grantor agrees, to the extent permitted by law, to pay any deficiency after application of the proceeds of the Account to the Indebtedness. Lender also shall have all the rights of a secured party under the Utah Uniform Commercial Code, even if the Account is not otherwise subject to such Code concerning security interests, and the parties to this Agreement agree that the provisions of the Code giving rights to a secured party shall nonetheless be a part of this Agreement.

Collect the Collateral. Lender may collect any of the Collateral and, at Lender's option and to the extent permitted by applicable law, may retain possession of the Collateral while suing on the Indebtedness.

Se11 the Collateral. Lender may sell the Collateral, at Lender's discretion, as a unit or in parcels, at one or more public or private sales. Unless the Collateral is perishable or threatens to decline speedily in value, Lender shall give or mail to Grantor, or any of them, notice at least ten (10) days in advance of the time and place of public sale, or of the date after which private sale may be made. Grantor agrees that any requirement of reasonable notice is satisfied if Lender mails notice by ordinary mail addressed to Grantor, or any of them, at the last address Grantor has given

05-04-1999                 ASSIGNMENT OF DEPOSIT ACCOUNT                 Page 3
                                   (Continued)

Lender in writing. If public sale is held, there shall be sufficient compliance with all requirements of notice to the public by a single publication in any newspaper of general circulation in the county where the Collateral is located, setting forth the time and place of sale and a brief description of the property to be sold. Lender may be a purchaser at any public sale.

Register Securities. Lender may register any securities included in the Collateral in Lender's name and exercise any rights normally incident to the ownership of securities.

Sell Securities. Lender may sell any securities included in the Collateral in a manner consistent with applicable federal and state securities laws, notwithstanding any other provision of this or any other agreement. If, because of restrictions under such laws, Lender is or believes it is unable to sell the securities in an open market transaction, Grantor agrees that (a) Lender shall have no obligation to delay sale until the securities can be registered, (b) Lender may make a private sale to a single person or restricted group of persons, even though such sale may result in a price that is less favorable than might be obtained in an open market transaction, and (c) such a sale shall be considered commercially reasonable. If any securities held as Collateral are "restricted securities" as defined in the Rules of the Securities and Exchange Commission (such as Regulation D or Rule 144) or state securities departments under state "Blue Sky" laws, or if Grantor, or any of them (if more than one), is an affiliate of the issuer of the securities, Grantor agrees that Grantor will neither sell nor dispose of any securities of such issuer without obtaining Lenders prior written consent.

Transfer Title. Lender may effect transfer of title upon sale of all or part of the Collateral. For this purpose, Grantor irrevocably appoints Lender as its attorney-in-fact to execute endorsements, assignments and instruments in the name of Grantor and each of them (if more than one) as shall be necessary or reasonable.

Application of Proceeds. Lender may apply any cash which is part of the Collateral, or which is received from the collection or sale of the Collateral, to (a) reimbursement of any expenses, including any costs of any securities registration, commissions incurred in connection with a sale, attorney fees as provided below and court costs, whether or not there is a lawsuit and including any fees on appeal, incurred by Lender in connection with the collection and sale of such Collateral, and (b) to the payment of the Indebtedness of Grantor to Lender, with any excess funds to be paid to Grantor as the interests of Grantor may appear.

Other Rights and Remedies. Lender shall have and may exercise any or all of the rights and remedies of a secured creditor under the provisions of the Utah Uniform Commercial Code, at law, in equity, or otherwise.

Deficiency Judgment. If permitted by applicable law, Lender may obtain a judgment for any deficiency remaining in the Indebtedness due to Lender after application of all amounts received from the exercise of the rights provided in this section.

Cumulative Remedies. All of Lender's rights and remedies, whether evidenced by this Agreement or by any other writing, shall be cumulative and may be exercised singularly or concurrently. Election by Lender to pursue any remedy shall not exclude pursuit of any other remedy, and an election to make expenditures or to take action to perform an obligation of Grantor under this Agreement, after Grantor's failure to perform, shall not affect Lender's right to declare a default and to exercise its remedies.

MISCELLANEOUS PROVISIONS. The following miscellaneous provisions are a part of this Agreement:

Amendments. This Agreement, together with any Related Documents, constitutes the entire understanding and agreement of the parties as to the matters set forth in this Agreement. No alteration of or amendment to this Agreement shall be effective unless given in writing and signed by the party or parties sought to be charged or bound by the alteration or amendment.

Applicable Law. This Agreement has been delivered to Lender and accepted by Lender in the State of Utah. If there is a lawsuit, Grantor agrees upon Lender's request to submit to the jurisdiction of the courts of SALT LAKE County, State of Utah. Subject to the provisions on arbitration, this Agreement shall be governed by and construed in accordance with the laws of the State of Utah.

ARBITRATION DISCLOSURES:

1. ARBITRATION IS FINAL AND BINDING ON THE PARTIES AND SUBJECT TO ONLY VERY LIMITED REVIEW BY A COURT.

2. IN ARBITRATION THE PARTIES ARE WAIVING THEIR RIGHT TO LITIGATE IN COURT, INCLUDING THEIR RIGHT TO A JURY TRIAL.

3.   DISCOVERY IN ARBITRATION IS MORE LIMITED THAN DISCOVERY IN COURT.

4. ARBITRATORS ARE NOT REQUIRED TO INCLUDE FACTUAL FINDINGS OR LEGAL REASONING IN THEIR AWARDS. THE RIGHT TO APPEAL OR TO SEEK MODIFICATION OF ARBITRATORS' RULINGS IS VERY LIMITED.

5. A PANEL OF ARBITRATORS MIGHT INCLUDE AN ARBITRATOR WHO IS OR WAS AFFILIATED WITH THE BANKING INDUSTRY.

6. IF YOU HAVE QUESTIONS ABOUT ARBITRATION, CONSULT YOUR ATTORNEY OR THE AMERICAN ARBITRATION ASSOCIATION.

(a) Any claim or controversy ("Dispute") between or among the parties and their assigns, including but not limited to Disputes arising out of or relating to this agreement, this arbitration provision ("arbitration clause"), or any related agreements or instruments relating hereto or delivered in connection herewith ("Related Documents), and including but not limited to a Dispute based on or arising from an alleged tort, shall at the request of any party be resolved by binding arbitration in accordance with the applicable arbitration rules of the American Arbitration Association (the "Administrator"). The provisions of this arbitration clause shall survive any termination, amendment, or expiration of this agreement or Related Documents. The provisions of this arbitration clause shall supersede any prior arbitration agreement between or among the parties. If any provision of this arbitration clause should be determined to be unenforceable, all other provisions of this arbitration clause shall remain in full force and effect.

(b) The arbitration proceedings shall be conducted in Salt Lake City, Utah, at a place to be determined by the Administrator. The Administrator and the arbitrator(s) shall have the authority to the extent practicable to take any action to require the arbitration proceeding to be completed and the arbitrator(s)' award issued within one hundred fifty (150) days of the filing of the Dispute with the Administrator. The arbitrator(s) shall have the authority to impose sanctions on any party that fails to comply with time periods imposed by the Administrator or the arbitrator(s), including the sanction of summarily dismissing any Dispute or defense with prejudice. The arbitrator(s) shall have the authority to resolve any Dispute regarding the terms of this agreement, this arbitration clause or Related Documents, including any claim or controversy regarding the arbitrability of any Dispute. All limitations periods applicable to any Dispute or defense, whether by statute or agreement, shall apply to any arbitration proceeding hereunder and the arbitrator(s) shall have the authority to decide whether any Dispute or defense is barred by a limitations period and, if so, to summarily enter an award dismissing any Dispute or defense on that basis. The doctrines of compulsory counterclaim, res judicata, and collateral estoppel shall apply to any arbitration proceeding hereunder so that a party must state as a counterclaim in the arbitration proceeding any claim or controversy which arises out of the transaction or occurrence that is the subject matter of the Dispute. The arbitrator(s) may in the arbitrator(s)' discretion and at the request of any party: (1) consolidate in a single arbitration proceeding any other claim or controversy involving another party that is substantially related to the Dispute where that other party is bound by an arbitration clause with the Lender, such as borrowers, guarantors, sureties, and owners of collateral; (2) consolidate in

05-04-1999                 ASSIGNMENT OF DEPOSIT ACCOUNT                  Page 4
                                   (Continued)


a single arbitration proceeding any other claim or controversy that is substantially similar to the Dispute; and (3) administer multiple arbitration claims or controversies as class actions in accordance with the provisions of Rule 23 of the Federal Rules of Civil Procedure.

(c) The arbitrator(s) shall be selected in accordance with the rules of the Administrator from panels maintained by the Administrator. A single arbitrator shall have expertise in the subject matter of the Dispute. Where three arbitrators conduct an arbitration proceeding, the Dispute shall be decided by a majority vote of the three arbitrators, at least one of whom must have expertise in the subject matter of the Dispute and at least one of whom must be a practicing attorney. The arbitrator(s) shall award to the prevailing party recovery of all costs and fees (including attorneys' fees and costs, arbitration administration fees and costs, and arbitrator(s)' fees). The arbitrator(s), either during the pendency of the arbitration proceeding or as part of the arbitration award, also may grant provisional or ancillary remedies, including but not limited to an award of injunctive relief, foreclosure, sequestration, attachment, replevin, garnishment, or the appointment of a receiver.

(d) Judgment upon an arbitration award may be entered in any court having jurisdiction, subject to the following limitation: the arbitration award is binding upon the parties only if the amount does not exceed Four Million Dollars ($4,000,000.00); if the award exceeds that limit, either party may demand the right to a court trial. Such a demand must be filed with the Administrator within thirty (30) days following the date of the arbitration award; if such a demand is not made within that time period, the amount of the arbitration award shall be binding. The computation of the total amount of an arbitration award shall include amounts awarded for attorneys' fees and costs, arbitration administration fees and costs, and arbitrator(s)' fees.

(e) No provision of this arbitration clause, nor the exercise of any rights hereunder, shall limit the right of any party to: (1) judicially or non-judicially foreclose against any real or personal property collateral or other security; (2) exercise self-help remedies, including but not limited to repossession and setoff rights; or (3) obtain from a court having jurisdiction thereover any provisional or ancillary remedies, including but not limited to injunctive relief, foreclosure, sequestration, attachment, replevin, garnishment, or the appointment of a receiver. Such rights can be exercised at any time, before or during initiation of an arbitration proceeding, except to the extent such action is contrary to the arbitration award. The exercise of such rights shall not constitute a waiver of the right to submit any Dispute to arbitration, and any claim or controversy related to the exercise of such rights shall be a Dispute to be resolved under the provisions of this arbitration clause. Any party may initiate arbitration with the Administrator; however, if any party initiates litigation and another party disputes any allegation in that litigation, the disputing party-upon the request of the initiating party-must file a demand for arbitration with the Administrator and pay the Administrator's filing fee. The parties may serve by mail a notice of an initial motion for an order of arbitration.

(f) Notwithstanding the applicability of any other law to this agreement, the arbitration clause, or Related Documents between or among the parties, the Federal Arbitration Act, 9 U.S.C. Section 1 et seq., shall apply to the construction and interpretation of this arbitration clause.

Attorneys' Fees; Expenses. Grantor agrees to pay upon demand all of Lender's costs and expenses, including reasonable attorneys' fees and Lender's legal expenses, incurred in connection with the enforcement of this Agreement. Lender may pay someone else to help enforce this Agreement, and Grantor shall pay the costs and expenses of such enforcement. Costs and expenses include Lender's reasonable attorneys' fees and legal expenses whether or not a salaried employee of Lender and whether or not there is a lawsuit, including reasonable attorneys' fees and legal expenses for bankruptcy proceedings (and including efforts to modify or vacate any automatic stay or injunction), appeals, and any anticipated post-judgment collection services. Grantor also shall pay all court costs and such additional fees as may be directed by the court.

Multiple Parties; Corporate Authority. All obligations of Grantor under this Agreement shall be joint and several, and all references to Grantor shall mean each and every Grantor. This means that each of the persons signing below is responsible for all obligations in this Agreement.

Notices. All notices required to be given under this Agreement shall be given in writing, may be sent by telefacsimile (unless otherwise required by law), and shall be effective when actually delivered or when deposited with a nationally recognized overnight courier or deposited in the United States mail, first class, postage prepaid, addressed to the party to whom the notice is to be given at the address shown above. Any party may change its address for notices under this Agreement by giving formal written notice to the other parties, specifying that the purpose of the notice is to change the party's address. To the extent permitted by applicable law, if there is more than one Grantor, notice to any Grantor will constitute notice to all Grantors. For notice purposes, Grantor will keep Lender informed at all times of Grantor's current address(es).

Power of Attorney. Grantor hereby appoints Lender as its true and lawful attorney-in-fact, irrevocably, with full power of substitution to do the following: (a) to demand, collect, receive, receipt for, sue and recover all sums of money or other property which may now or hereafter become due, owing or payable from the Collateral; (b) to execute, sign and endorse any and all claims, instruments, receipts, checks, drafts or warrants issued in payment for the Collateral; (c) to settle or compromise any and all claims arising under the Collateral, and, in the place and stead of Grantor, to execute and deliver its release and settlement for the claim; and (d) to file any claim or claims or to take any action or institute or take part in any proceedings, either in its own name or in the name of Grantor, or otherwise, which in the discretion of Lender may seem to be necessary or advisable. This power is given as security for the Indebtedness, and the authority hereby conferred is and shall be irrevocable and shall remain in full force and effect until renounced by Lender.

Severability. If a court of competent jurisdiction finds any provision of this Agreement to be invalid or unenforceable as to any person or circumstance, such finding shall not render that provision invalid or unenforceable as to any other persons or circumstances. If feasible, any such offending provision shall be deemed to be modified to be within the limits of enforceability or validity; however, if the offending provision cannot be so modified, it shall be stricken and all other provisions of this Agreement in all other respects shall remain valid and enforceable.

Successor Interests. Subject to the limitations set forth above on transfer of the Collateral, this Agreement shall be binding upon and inure to the benefit of the parties, their successors and assigns.

Waiver. Lender shall not be deemed to have waived any rights under this Agreement unless such waiver is given in writing and signed by Lender. No delay or omission on the part of Lender in exercising any right shall operate as a waiver of such right or any other right. A waiver by Lender of a provision of this Agreement shall not prejudice or constitute a waiver of Lender's right otherwise to demand strict compliance with that provision or any other provision of this Agreement. No prior waiver by Lender, nor any course of dealing between Lender and Grantor, shall constitute a waiver of any of Lender's rights or of any of Grantor's obligations as to any future transactions. Whenever the consent of Lender is required under this Agreement, the granting of such consent by Lender in any instance shall not constitute continuing consent to subsequent instances where such consent is required and in all cases such consent may be granted or withheld in the sole discretion of Lender.

GRANTOR ACKNOWLEDGES HAVING READ ALL THE PROVISIONS OF THIS ASSIGNMENT OF DEPOSIT ACCOUNT AND AGREES TO ITS TERMS. THIS AGREEMENT IS DATED MAY 4,1999.

GRANTOR:
SPORTSNUTS.COM, INC.

By:  /s/ J. Kelly Bevan                     By:  /s/ Kenneth I. Denos
 KELLY BEVAN, CONTROLLER                      KENNETH I. DENOS, VICE PRESIDENT

LASER PRO. Rea. U.S. PaL& T.M. Off.. Ver. 3.26c(c) 1999 CFI ProServices. Inc. All rights reserved. (UT-E90 F3.26b SPORTSNT.LN C30.OVL]



                  LETTER OF CREDIT AND REIMBURSEMENT AGREEMENT

     LETTER OF CREDIT AND REIMBURSEMENT AGREEMENT (the "Agreement") dated MAY 4,1999 between SPORTSNUTS.COM. INC. (the "Borrower"), and ZIONS FIRST NATIONAL BANK (the "Bank").

                                    ARTICLE I

                    AMOUNT AND TERMS OF THE LETTER OF CREDIT

     SECTION 1.01. Request. In accordance with the applications, Borrower hereby requests Bank to issue, execute and deliver an irrevocable letter of credit substantially in the form attached hereto as Exhibit A and made a part hereof (the "Letter of Credit"). Subject to the terms and conditions of this Agreement, Bank agrees to issue the Letter of Credit.

     SECTION 1.02. Reimbursement. Borrower shall pay to Bank on demand (i) on and after the date on which Bank shall pay any draft presented under any Letter of Credit a sum equal to the amount so paid under the Letter of Credit, plus
(ii) interest on any amount remaining unpaid by Borrower to Bank under clause
(1) above from and including the date such amount becomes payable on demand until payment in full, at such fluctuating interest rate per annum as shall be in effect from time to time which rate per annum shall at all times be equal to four percent (4%) above the Prime Rate.

     Collateral. Borrowers obligations under this Agreement are secured with the following collateral: ASSIGNMENT OF DEPOSIT ACCOUNT TCD #001-935162-6 DATED MAY 4, 1999. A reference in any collateral documents pledging collateral which refers to "notes" shall also imply that advances under this Letter of Credit and Reimbursement Agreement are also secured by subject collateral.

     Prime Rate. "Prime Rate" means an index which is determined daily by the published commercial loan variable rate index held by any two of the following banks: Chase Manhattan Bank Wells Fargo, and Bank of America N.T. &S.A. In the event no two of the above banks have the same published rate, the bank having the median rate will establish Zions prime. If for any reason beyond the control of Bank, any of the aforementioned banks becomes unacceptable as a reference for the purpose of determining the Prime Rate, Bank may, five (5) days after posting notice, substitute another comparable bank for the one determined unacceptable. Comparable bank shall mean one of the ten largest commercial banks headquartered in the United States of America. This definition is to be strictly interpreted and is not intended to serve any purpose other than providing an index to determine which is the variable interest rate to be used. It is not the lowest rate at which Bank may make loans to any of its customers, either now or in the future.

     SECTION 1.03. Issuance Fees. Borrower hereby agrees to pay to Bank an issuance fee in the amount of 1.50% of the amount of any Letter of Credit per annum, or a minimum of $75.00 payable on the date of issuance of any Letter of Credit and on any subsequent anniversary of the date of issuance.

     SECTION 1.04. Negotiation and Amendment Fees. Borrower hereby agrees to pay to Bank (i) a negotiation fee in the amount of 1/8% of the amount of each draw under any Letter of Credit, payable on the date of such drawing, and (ii) an amendment fee in the amount of $50.00 for each amendment to any Letter of Credit, payable on the effective date of each such amendment.

     SECTION 1.05. Increased Costs. If any law, regulation, guideline or change in any law or regulation or in the interpretation thereof or any ruling, decree, judgement or recommendation by any regulatory body, court or any administrative or governmental authority charged or claiming to be charged with the administration thereof, shall either (i) impose upon, modify, require, make or deem applicable to Bank any reserve requirement based upon the determination of letters of credit to be deposits held by Bank, special deposit requirement, insurance assessment or similar costs or requirement against or affecting letters of credit issued or to be issued hereunder or (ii) subject Bank to any tax, charge, fee, deduction, withholding or similar costs of any kind whatsoever or
(iii) impose any condition upon or cause in any manner the addition of any supplement to or increase of any kind to Banks capital or costs base for issuing such letters of credit which results in an increase in the capital requirement supporting such letters of credit or (iv) impose upon, modify, require, make or deem applicable to Bank any capital requirement, increased capital requirement or similar requirement such as the determination of such letters of credit to be assets held by Bank for capital calculation or other purposes and the result of any events referred to in clauses (i), (ii), (iii), or (iv) above shall be to increase the costs or decrease the benefit in any way to Bank of issuing, maintaining or participating in such letters of credit; then and in such event Borrower shall, on the third business day after the mailing of a written statement to Borrower, which shall be conclusive absent manifest error, pay to Bank all such additional amounts which in Bank's sole good faith calculation are allocated to such letters of credit.

     SECTION 1.06. Payments and Computations. Borrower shall make each payment hereunder not later than 12:00 Noon (Salt Lake City time) on the day when due in lawful money of the United States of America to Bank in same day funds. Computations of interest hereunder shall be made by Bank on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) elapsed.

     SECTION 1.07. Obligations Absolute. The obligations of Borrower under this Agreement shall be absolute, unconditional and irrevocable, and shall be paid and performed strictly in accordance with the terms of this Agreement under all circumstances, including, without limitation, the following circumstances:

     (i) any lack of validity or enforceability of any Letter of Credit;

     (ii) any amendment or waiver of or any consent to or departure from any Letter of Credit;

     (iii) any statement or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

     (iv) payment by Bank under any Letter of Credit against presentation of a draft or certificate which does not comply with the terms of such Letter of Credit;

     (v) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.

                                   ARTICLE II

                             CONDITIONS OF ISSUANCE

     SECTION 2.01. Conditions Precedent to the Issuance of any Letter of Credit. The obligation of Bank to issue any Letter of Credit is subject to the fulfillment of the following conditions precedent:

     (a) If Borrower is a corporation, Borrower shall have taken all necessary and appropriate action for the execution and delivery of this Agreement, the form and content of any Letter of Credit, and the taking of all action required of Borrower by this Agreement, and Borrower shall have furnished to Bank certified copies of such corporate action, and such other documents as Bank may reasonably request.

     (b) Borrower shall have delivered to Bank such other documents, instruments, security agreements, UCC financing statements and approvals as Bank may reasonably request.

                                   ARTICLE III

                                EVENTS OF DEFAULT

     SECTION 3.01. Events of Default. The occurrence of any of the following events shall be an "Event of Default" hereunder:

     (a) Borrower shall fail to pay any amount payable under any provision of
Article I when due; or

     (b) Borrower shall fail to perform or observe any other term, covenant or agreement contained in this Agreement; or

     (c) The filing by or against Borrower of a request or petition for liquidation, reorganization, arrangement, adjustment of debts, adjudication as a bankrupt, relief as debtor or other relief under the bankruptcy, insolvency or similar laws of the United States or any state or territory thereof or any foreign jurisdiction, now or hereafter in effect; or

     (d) The making of any general assignment by Borrower for the benefit of creditors; the appointment of a receiver or trustee for Borrower or for any assets of Borrower including, without limitation, the appointment of or taking possession by a "custodian", as defined in the federal Bankruptcy Code or otherwise; the making of any, or sending notice of any intended bulk sale; or the institution by or against Borrower of any other type of insolvency proceeding under the federal Bankruptcy Code or otherwise, or of any formal or informal proceeding for the dissolution or liquidation or settlement of claims against or winding up of affairs of Borrower; or

     (e) Any provision of this Agreement shall at any time for any reason cease to be valid and binding on Borrower, or shall be declared to be null and void, or the validity or enforceability thereof shall be contested by Borrower, or a proceeding shall be commenced by any governmental agency or authority having jurisdiction over Borrower seeking to establish the invalidity or unenforceability thereof, or Borrower shall deny that it has any or further liability or obligation under this Agreement.

     SECTION 3.02. Remedies on Default. If any Event of Default shall have occurred and be continuing, Bank may:

     (a) By written notice to Borrower, direct Borrower to pay immediately to Bank an amount equal to Banks potential liability under any outstanding Letters of Credit, whether or not a draft shall have been presented thereunder; or

     (b) Offset any funds held by Bank; or

     (c) Pursue any other remedy available to it under this Agreement or pursuant to the terms of any other documents executed in accordance herewith.

                                   ARTICLE IV

                                  MISCELLANEOUS

     SECTION 4.01. No Waiver; Remedies. No failure on the part of Bank to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative.

     SECTION 4.02. Indemnification. Borrower hereby indemnifies and holds Bank harmless from and against any and all claims, damages, losses, liabilities, costs or expenses, which Bank may incur or which may be claimed against Bank by any person or entity by reason of, or in connection with, the execution and delivery or transfer of, or payment or failure to make lawful payment under, any Letter of Credit; provided, however that Borrower shall not be required to indemnify Bank pursuant to this Section for any claims, damages, losses, liabilities, costs or expenses caused by (i) the willful misconduct or gross negligence of Bank in determining whether a draft or documents presented under any Letter of Credit complied with the terms of any Letter of Credit or (ii) Bank's willful failure to make lawful payment under such Letter of Credit after the presentation to it of a draft and documents strictly complying with the terms and conditions of such Letter of Credit the indemnities and obligations of Borrower contained in this Section shall survive the payment in full of amounts payable pursuant to Article I and the termination of the Letters of Credit.

     SECTION 4.03. Liability of Bank. Borrower assumes all risks of the acts or omissions of any beneficiary or transferee of the Letters of Credit with respect to its use of the Letters of Credit. Neither Bank nor any of its officers, employees or directors shall be liable or responsible for: (a) the use which may be made of any Letter of Credit or any acts or omissions by any beneficiary or transferee in connection therewith; (b) the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged; (c) payment by Bank against presentation of documents which do riot comply with the terms of any Letter of Credit, including failure of any document to bear any reference or adequate reference to any Letter of Credit; or (it) any other circumstances whatsoever in making or failing to make payment under any Letter of Credit, except that Borrower shall have a claim against Bank, and Bank shall be liable to Borrower, to the extent of any direct, as opposed to consequential, damages suffered by Borrower which Borrower proves were caused by (i) the willful misconduct or gross negligence of Bank in determining whether a draft or documents presented under any Letter of Credit complied with the terms of any Letter of Credit or (ii) Banks willful failure to make lawful payment under any Letter of Credit after the presentation to R of a draft and documents strictly complying with the terms and conditions of such Letter of Credit. In furtherance of and not in limitation of the foregoing, Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

     SECTION 4.04. Costs and Expenses. Borrower agrees to pay on demand all costs and expenses (including counsel fees and expenses) in connection with (i) the enforcement of this Agreement or (ii) any action or proceeding relating to a court order, injunction or other process or decree restraining or seeking to restrain Bank from paying any amount under any Letter of Credit.

     SECTION 4.05. Severability. Any provision of this Agreement which is prohibited, unenforceable or not authorized in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, unenforceability or nonauthorization without invalidating the remaining provisions hereof or affecting the validity, enforceability or legality of such provision in any other jurisdiction.

     SECTION 4.06. Governing Law. This Agreement and all Letters of Credit shall be subject to the Uniform Customs and Practice for Documentary Credits published by the International Chamber of Commerce in effect at the time of issuance of any Letter of Credit (the "UCP"). The provisions herein and in any Letter of Credit are supplemental to, and not in substitution of, the UCP. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Utah, without regard to principles of conflicts of law, except to the extent such laws are inconsistent with the UCP.

     SECTION 4.07. Term. This Agreement shall remain in full force and effect until the later of the payment in full of all sums (including, without limitation, all principal, accrued interest, fees, costs and expenses) owing by Borrower to Bank hereunder, or the expiration of all Letters of Credit.

     SECTION 4.08. Joint and Severable. If this Agreement is executed by more than one Borrower, the obligations hereunder shall be joint and severable.

                                    ARTICLE V

                                   ARBITRATION

     SECTION 5.01. ARBITRATION DISCLOSURES:

     1. ARBITRATION IS USUALLY FINAL AND BINDING ON THE PARTIES AND SUBJECT ONLY TO A VERY LIMITED REVIEW BY A COURT.

     2. THE PARTIES ARE WAIVING THEIR RIGHT TO LITIGATE IN COURT, INCLUDING THEIR RIGHT TO A JURY TRIAL.

     3. PRE-ARBITRATION DISCOVERY IS GENERALLY MORE LIMITED AND DIFFERENT FROM COURT PROCEEDINGS.

     4. ARBITRATORS' AWARDS ARE NOT REQUIRED TO INCLUDE FACTUAL FINDINGS OR LEGAL REASONING AND ANY PARTY'S RIGHT TO APPEAL OR TO SEEK MODIFICATION OF RULINGS BY ARBITRATORS IS STRICTLY LIMITED.

     5. A PANEL OF ARBITRATORS MIGHT INCLUDE AN ARBITRATOR WHO IS OR WAS AFFILIATED WITH THE BANKING INDUSTRY.

     6. IF YOU HAVE QUESTIONS ABOUT ARBITRATION, CONSULT YOUR ATTORNEY OR THE AMERICAN ARBITRATION ASSOCIATION.

     SECTION 5.02. ARBITRATION PROVISIONS:

        (a) Any controversy or claim between or among the parties, including but not limited to those arising out of or relating to this Promissory Note or any agreements or instruments relating hereto or delivered in connection herewith, and including but not limited to a claim based on or arising from an alleged tort, shall at the request of any party be determined by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The arbitration proceedings shall be conducted in Salt Lake City, Utah. The arbitrator(s) shall have the qualifications set forth in subparagraph
(c) hereto. All statutes of limitations which would otherwise be applicable in a judicial action brought by a party shall apply to any arbitration or reference proceeding hereunder.

         (b) In any judicial action or proceeding arising out of or relating to this Agreement or any agreements or instruments relating hereto or delivered in connection herewith, including but not limited to a claim based on or arising from an alleged tort, if the controversy or claim is not submitted to arbitration as provided and limited in subparagraph (a) hereto, all decisions of fact and law shall be determined by a reference in accordance with Rule 53 of the Federal Rules of Civil Procedure or Rule 53 of the Utah Rules of Civil Procedures or other comparable, applicable reference procedure. The parties shall designate to the court the referee(s) selected under the auspices of the American Arbitration Association in the same manner as arbitrators are selected in Association-sponsored arbitration proceedings. The referee(s) shall have the qualifications set forth in subparagraph (c) hereto.

         (c) The arbitrator(s) or referee(s) shall be selected in accordance with the rules of the American Arbitration Association from panels maintained by the Association. A single arbitrator or referee shall be knowledgeable in the subject matter of the dispute. Where three arbitrators or referees conduct an arbitration or reference proceeding, the claim shall be decided by a majority vote of the three arbitrators or referees, at least one of whom must be knowledgeable in the subject matter of the dispute and at least one of whom must be a practicing attorney. The arbitrator(s) or referee(s) shall award recovery of all costs and fees (including reasonable attorneys' fees, administrative fees, arbitrators' fees, and court costs). The arbitrator(s) or referee(s) also may grant provisional or ancillary remedies such as, for example, injunctive relief, attachment, or the appointment of a receiver, either during the pendency of the arbitration or reference proceeding or as part of the arbitration or reference award.

         (d) Judgment upon an arbitration or reference award may be entered in any court having jurisdiction, subject to the following limitation: the arbitration or reference award is binding upon the parties only if the amount does not exceed Four Million Dollars ($4,000,000); if the award exceeds that limit, either party may commence legal action for a court trial de novo. Such legal action must be filed within thirty (30) days following the date of the arbitration or reference award; if such legal action is not filed within that time period, the amount of the arbitration or reference award shall be binding. The computation of the total amount of an arbitration or reference award shall include amounts awarded for arbitration fees, attorneys' fees, Interest, and all other related costs.

         (e) At the Banks option, foreclosure under a deed of trust or mortgage may be accomplished either by exercise of a power of sale under the deed of bust or by judicial foreclosure. The institution and maintenance of an action for judicial relief or pursuit of a provisional or ancillary remedy shall not constitute a waiver of the right of any party, including the plaintiff, to submit the controversy or claim to arbitration if any other party contests such action for judicial relief.

         (f) Notwithstanding the applicability of other law to any other provision of this Agreement, the Federal Arbitration Act, 9 U.S.C. Section 1 et seq., shall apply to the construction and interpretation of this arbitration section.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers or representatives thereunto duly authorized as of the date first above written.

BORROWER: SPORTSNUTS.COM, INC.

BY: /s/ J. Kelly Bevan
    Kelly Bevan, Controller


BY: /s/ Kenneth I. Denos
    Kenneth I. Denos, Executive Vice President


ZIONS FIRST NATIONAL BANK

by:  /S/ Susan K. Cannon



                        APPLICATION FOR LETTER OF CREDIT

ZIONS FIRST NATIONAL BANK
     Salt Lake City, Utah

SALT LAKE CITY, UTAH                                   MAY 4, 1999
     (Place)                                              (Date)

Dear Sirs:
                                --- Customer Pickup
                                --- Cable Brief Advice
We request you to establish by  --- Cable Full Text     an irrevocable
Letter of Credit
                                --- Airmail

on the following terms and conditions:

In Favor of DMB PROPERTY VENTURES, THREE GATEWAY, 410 NORTH 44TH
STREET. SUITE 230, PHOENIX AZ 85008, ATTN: GEORGE LONG
                        (Name and Address)

For Account of SPORTSNUTS.COM, INC., 10421 SOUTH 400 WEST, MTE 550.
SOUTH JORDAN UT 84095        (Name and Address)

Amount $75,000.00  Available by drafts at Zions Bank on Sight

Relative to SECURE A ONE YEAR LEASE ON PROPERTY IN ARIZONA
                        (Brief Description of Project)

Documents required: SEE ATTACHED

Statement Latest
                     --- Permitted

Partial Drawings     --- Not Permitted

Drafts to be drawn and negotiated on or before APRIL 30, 2000

All documents to be forwarded in one cover, by airmail, unless otherwise stated under Special Instructions.

Special Instructions:

THE OPENING OF THIS CREDIT IS SUBJECT TO THE TERMS AND CONDITIONS AS SET FORTH IN THE LETTER OF CREDIT AND REIMBURSEMENT AGREEMENT.

8662401-6001                         SPORTSNUTS.COM, INC.
Account Number
                                     By: /s/ J.Kelly Bevan
Telephone Number                        J. Kelly Bevan, Controller

                                     By:  /s/ Kenneth I. Denos
                                        Kenneth I. Denos, Executive
                                        Vice President